UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2021

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34207

Delaware	33-0728374
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2100 Powell Street, Suite 900

Emeryville, CA 94608

(Address of principal executive offices, including zip code)

(510) 848-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.001 par value	DVAX	The Nasdaq Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

The information included in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 1.01 of this Current Report on Form 8-K by reference.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 of this Current Report on Form 8-K by reference.

Item 3.02	Unregistered Sale of Equity Securities

The information included in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 of this Current Report on Form 8-K by reference.

The Notes (as defined below) were sold to the initial purchasers pursuant to the Purchase Agreement (as defined below) in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and the Notes were resold to qualified institutional buyers as defined in, and in reliance on, Rule 144A of the Securities Act. The offer and sale of the Notes and the common stock, if any, issuable upon conversion of the Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 8.01.	Other Events

Purchase Agreement

On May 10, 2021, Dynavax Technologies Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Goldman Sachs & Co. LLC, as representative of the initial purchasers named therein (the “Initial Purchasers”), relating to the sale (the “Note Offering”) by the Company of an aggregate of $200.0 million principal amount of its 2.50% Convertible Senior Notes due 2026 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Company also granted the Initial Purchasers an option to purchase, for settlement during a 13-day period from, and including, the initial issuance date of the Notes, up to an aggregate of $30.0 million additional principal amount of Notes (the “Option”). Pursuant to the terms of the Purchase Agreement, the parties have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act.

Indenture and Notes

On May 13, 2021, the Company issued an aggregate of $200.0 million principal amount of Notes, pursuant to an Indenture dated May 13, 2021 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will bear interest from May 13, 2021 at a rate of 2.50% per annum, payable semiannually in arrears on May 15 and November 15 of each year, beginning on November 15, 2021. The Notes will mature on May 15, 2026, unless earlier converted, redeemed or repurchased. The Notes are convertible by the holders thereof into cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election.

The Company estimates that the net proceeds from the Note Offering were approximately $195.1 million, after deducting the Initial Purchasers’ discounts and commissions and estimated offering expenses payable by the Company. The Company used the net proceeds from the Note Offering, together with cash on hand, to repay in full the outstanding debt and other obligations under the Company’s term loan agreement, dated February 20, 2018 (the “Term Loan Agreement”), by and among the Company, certain of the Company’s subsidiaries from time to time party thereto, the lenders from time to time party thereto and CRG Servicing LLC, as administrative agent and collateral agent, and to pay the costs of the capped call transactions described below. The Company used approximately $190.2 million to repay the outstanding debt and other obligations under the Term Loan Agreement and approximately $24.2 million to pay the cost of the capped call transactions.

Holders may convert all or any portion of their Notes at their option at any time prior to the close of business on the business day immediately preceding February 15, 2026 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2021 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on each such trading day; (3) if the Company calls such Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date but only with respect to the Notes called (or deemed called) for redemption; or (4) upon the occurrence of specified corporate events. On or after February 15, 2026 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes at any time, regardless of the foregoing circumstances.

The conversion rate will initially be 95.5338 shares of the Company’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $10.47 per share of the Company’s common stock). The conversion rate is subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or if the Company delivers a notice of redemption, the Company will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event or convert its Notes called (or deemed called) for redemption during the related redemption period (as defined in the Indenture), as the case may be.

The Company may not redeem the Notes prior to May 20, 2024. The Company may redeem for cash all or any portion of the Notes (subject to the partial redemption limitation described in the Indenture), at its option, on or after May 20, 2024 and prior to the 31st scheduled trading day immediately preceding the maturity date, if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

If the Company undergoes a fundamental change (as defined in the Indenture), subject to certain conditions and except as set forth in the Indenture, holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture includes customary terms and covenants, including certain events of default. The following events are considered “events of default” with respect to the Notes, which may result in the acceleration of the maturity of the Notes: (1) the Company defaults in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days; (2) the Company defaults in the payment of principal of any Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise; (3) failure by the Company to comply with the Company’s obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for three (3) business days; (4) failure by the Company to give a fundamental change notice, notice of a make-whole fundamental change (as defined in the Indenture) or notice of a specified corporate transaction, in each case when due and such failure continues for one (1) business day; (5) failure by the Company to comply with its obligations under the Indenture with respect to consolidation, merger and sale of the Company’s assets; (6) failure by the Company for 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of the Company’s other agreements contained in the Notes or Indenture; (7) the Company or any of its significant subsidiaries (as defined in the Indenture) defaults with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $20.0 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and, in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived or such indebtedness shall not have been paid or discharged, as the case may be, within 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with the Indenture; (8) a final judgment or judgments for the payment of $20.0 million (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any of its significant subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or (9) certain events of bankruptcy, insolvency, or reorganization of the Company or any of its significant subsidiaries. Generally, if an event of default occurs and is continuing under the Indenture, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount plus any accrued and unpaid interest on the Notes to be immediately due and payable.

The Notes are the Company’s general unsecured obligations and rank senior in right of payment to all of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes, equal in right of payment with all of the Company’s existing and future liabilities that are not so subordinated, effectively junior to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s existing or future subsidiaries.

A copy of the Indenture and form of Note are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the Indenture and Notes does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Capped Call Transactions

On May 10, 2021, concurrently with the pricing of the Notes, the Company entered into capped call transactions with one of the initial purchasers and other financial institutions (the “Option Counterparties”). The Company used approximately $24.2 million of the net proceeds from the Note Offering to pay the cost of the capped call transactions. The capped call transactions are expected to offset the potential dilution to the Company’s common stock as a result of any conversion of notes, with such offset subject to a cap initially equal to $15.80 (which represents a premium of 100% over the last reported sale price of the Company’s common stock on May 10, 2021). The capped call transactions are separate transactions, entered into by the Company with the Option Counterparties, and are not part of the terms of the Notes.

A copy of the form of confirmation for the capped call transactions is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the terms of the capped call transaction does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Press Releases

On May 10, 2021, the Company issued a press release announcing the launch of the Note Offering. On May 11, 2021, the Company issued a press release announcing the pricing of the Note Offering. Copies of the press releases are filed herewith as Exhibits 99.1 and 99.2.

Forward-Looking Statements

Statements contained in this report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about the offering of the Notes, the potential effects of the capped call transactions, the potential dilution to the Company’s common stock and the expected net proceeds from the offering and the use of those net proceeds. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with market conditions and trends. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Company’s filings with the SEC, including in the sections captioned “Risk Factors” in the Company’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2021. All forward-looking statements contained in this report speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of May 13, 2021, by and between Dynavax Technologies Corporation and U.S. Bank National Association, as Trustee.

4.2	Form of Global Note, representing Dynavax Technologies Corporation’s 2.50% Convertible Senior Notes due 2026 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

10.1	Form of Confirmation for Capped Call Transactions.

99.1	Press Release issued by Dynavax Technologies Corporation on May 10, 2021.

99.2	Press Release issued by Dynavax Technologies Corporation on May 11, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation

Date: May 13, 2021	By:	/s/ Kelly MacDonald
Kelly MacDonald
Senior Vice President, Chief Financial Officer